Exhibit 4(c)(2)

TUCSON ELECTRIC POWER COMPANY

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

As successor Trustee under Tucson Electric Power Company’s Indenture (For Unsecured

Debt Securities)

dated as of November 1, 2011

First Supplemental Indenture

Amending the Indenture (For Unsecured Debt Securities)

Dated as of May 1, 2022

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 2022, between TUCSON ELECTRIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Arizona (herein called the “Company”), having its principal office at 88 East Broadway Blvd., Tucson, Arizona 85702, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association having its designated corporate trust office at 100 Wall Street, Suite 600, New York, New York 10007, as successor to U.S. Bank National Association (herein called the “Trustee”), as Trustee under the Indenture (For Unsecured Debt Securities), dated as of November 1, 2011 (hereinafter called the “Original Indenture”), this First Supplemental Indenture (hereinafter called this “First Supplemental Indenture”) being supplemental thereto. The Original Indenture and this First Supplemental Indenture and instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.” Subject to any amendments provided for in this First Supplemental Indenture, the terms defined in the Original Indenture shall, for all purposes of this First Supplemental Indenture, have the meanings specified in the Original Indenture.

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, as supplemented, the following series of Securities:

Series	Principal Amount Issued	Principal Amount Outstanding
5.15% Notes due November 15, 2021	$250,000,000	$0
3.85% Notes due 2023	$150,000,000	$150,000,000
5.00% Notes due 2044	$150,000,000	$150,000,000
3.05% Senior Notes due 2025	$300,000,000	$300,000,000
4.85% Senior Notes due 2048	$300,000,000	$300,000,000
4.00% Senior Notes due 2050	$350,000,000	$350,000,000
1.500% Senior Notes due 2030	$300,000,000	$300,000,000
3.250% Senior Notes due 2051	$325,000,000	$325,000,000
3.25% Senior Notes due 2032	$325,000,000	$325,000,000

WHEREAS, Section 1202 of the Original Indenture provides, among other things, that with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series now Outstanding under the Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental thereto, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Original Indenture or modifying in any manner the rights of the Holders of Securities of such series under the Indenture; provided, however, that if there shall be Securities of more than one series Outstanding thereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent of only the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required;

WHEREAS, pursuant to Section 12 of the Officer’s Certificate (the “Fifth Series Officer’s Certificate”) establishing the form and certain terms of the 4.85% Senior Notes due 2048 (the “4.85% Notes due 2048”), each initial and future holder of the 4.85% Notes due 2048, by its acquisition of an interest in such 4.85% Notes due 2048, irrevocably (a) consented to the amendment of Section 605 of the Original Indenture as set forth therein (the “Section 605 Amendment”) without any other or further action by any Holder of such 4.85% Notes due 2048, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver a written consent on behalf of such Holder in favor of the Section 605 Amendment at any noteholder meeting, in any consent solicitation in lieu of any noteholder meeting, or otherwise;

WHEREAS, pursuant to Section 12 of the Officer’s Certificate (the “Sixth Series Officer’s Certificate”) establishing the form and certain terms of the 4.00% Senior Notes due 2050 (the “4.00% Notes due 2050”), each initial and future holder of the 4.00% Notes due 2050, by its acquisition of an interest in such 4.00% Notes due 2050, irrevocably (a) consented to the Section 605 Amendment without any other or further action by any Holder of such 4.00% Notes due 2050, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver a written consent on behalf of such Holder in favor of the Section 605 Amendment at any noteholder meeting, in any consent solicitation in lieu of any noteholder meeting, or otherwise;

WHEREAS, pursuant to Section 12 of the Officer’s Certificate (the “Seventh Series Officer’s Certificate”) establishing the form and certain terms of the 1.500% Senior Notes due 2030 (the “1.500% Notes due 2030”), each initial and future holder of the 1.500% Notes due 2030, by its acquisition of an interest in such 1.500% Notes due 2030, irrevocably (a) consented to the Section 605 Amendment without any other or further action by any Holder of such 1.500% Notes due 2030, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver a written consent on behalf of such Holder in favor of the Section 605 Amendment at any noteholder meeting, in any consent solicitation in lieu of any noteholder meeting, or otherwise;

WHEREAS, pursuant to Section 12 of the Officer’s Certificate (the “Eighth Series Officer’s Certificate”) establishing the form and certain terms of the 3.250% Senior Notes due 2051 (the “3.250% Notes due 2051”), each initial and future holder of the 3.250% Notes due 2051, by its acquisition of an interest in such 3.250% Notes due 2051, irrevocably (a) consented to the Section 605 Amendment without any other or further action by any Holder of such 3.250% Notes due 2051, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver a written consent on behalf of such Holder in favor of the Section 605 Amendment at any noteholder meeting, in any consent solicitation in lieu of any noteholder meeting, or otherwise;

WHEREAS, pursuant to Section 12 of the Officer’s Certificate (the “Ninth Series Officer’s Certificate”) establishing the form and certain terms of the 3.25% Senior Notes due 2032 (the “3.25% Notes due 2032”), each initial and future holder of the 3.25% Notes due 2032, by its acquisition of an interest in such 3.25% Notes due 2032, irrevocably (a) consented to the Section 605 Amendment without any other or further action by any Holder of such 3.25% Notes due 2032, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver a written consent on behalf of such Holder in favor of the Section 605 Amendment at any noteholder meeting, in any consent solicitation in lieu of any noteholder meeting, or otherwise;

WHEREAS, pursuant to the last paragraph of Section 1202 of the Indenture, (a) the Holders of the 4.85% Notes due 2048, the 4.00% Notes due 2050, the 1.500% Notes due 2030, the 3.250% Notes due 2051 and the 3.25% Notes due 2032 shall be deemed to have consented to the Section 605 Amendment, (b) no Act of such Holders shall be required to evidence such consent, and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to the Section 605 Amendment;

WHEREAS, the 4.85% Notes due 2048, the 4.00% Notes due 2050, the 1.500% Notes due 2030, the 3.250% Notes due 2051 and the 3.25% Notes due 2032 constitute a majority of the aggregate principal amount of all Securities now Outstanding; and

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture, and has duly authorized the Section 605 Amendment.

NOW THERETOFORE, in consideration of the foregoing premises, the parties mutually agree, as follows:

ARTICLE ONE

AMENDMENTS TO THE ORIGINAL INDENTURE

SECTION 101. The holders of a majority in principal amount of the Securities Outstanding under the Indenture having consented to the amendment set forth in Section 12 of each of the Fifth Series Officer’s Certificate, the Sixth Series Officer’s Certificate, the Seventh Series Officer’s Certificate, the Eighth Series Officer’s Certificate and the Ninth Series Officer’s Certificate, the Company hereby exercises its right to amend Section 605 of the Original Indenture, effective as of May 1, 2022, as follows:

to restate the definition of “Capital Lease Obligations” contained in Section 605 of the Original Indenture to read, “‘Capital Lease Obligations’ means (i) obligations required to be recognized as lease liabilities on the Company’s consolidated balance sheet in respect of any lease agreement (including any lease intended as security) of the Company of a character that, under generally accepted accounting principles, is required to be classified as a finance lease (or similar classification), but not as an operating lease (or similar classification), and (ii) without duplication, the Existing Capital Lease Obligations however any related lease is so required to be classified.”

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201. This First Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed.

SECTION 202. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

TUCSON ELECTRIC POWER COMPANY

By:	/s/ Martha B. Pritz
Name: Martha B. Pritz
Title: Treasurer

S-1

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION As Trustee

By:	/s/ Orlando Jones
Name: Orlando Jones
Title: Assistant Vice President

S-2